Exhibit 10.2

FORM OF AMENDED AND RESTATED

REGISTRATION RIGHTS AND LOCKUP AGREEMENT

THIS AMENDED AND RESTATED REGISTRATION RIGHTS AND LOCKUP AGREEMENT (this “Agreement”) is made and entered into as of [●], 2022 (the “Effective Date”) by and among United Homes Group, Inc., a Delaware corporation (formerly known as DiamondHead Holdings Corp.) (the “Company”), and the undersigned parties listed on Exhibit A hereto (each such party, together with any person or entity who hereafter becomes a party to this Agreement pursuant to Section 7.2 of this Agreement, a “Holder” and collectively, the “Holders”).

WHEREAS, on September 10, 2022, the Company, Hestia Merger Sub, Inc., a South Carolina corporation (“Merger Sub”), and Great Southern Homes, Inc., a South Carolina corporation (“GSH”), entered into that certain Business Combination Agreement (as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, the “BCA”), pursuant to which Merger Sub merged with and into GSH (the “Merger”), with GSH continuing as the surviving corporation and becoming a direct, wholly-owned subsidiary of the Company;

WHEREAS, on the date hereof, in connection with the consummation of the transactions contemplated by the BCA, shares of Class A Common Stock and Class B Common Stock of the Company (the “Merger Shares”) were issued to certain Holders;

WHEREAS, the Company and the Initial Holders are party to that certain Registration Rights Agreement, dated January 25, 2021 (the “Existing Agreement”);

WHEREAS, the Company and the Initial Holders desire to amend and restate the Existing Agreement in its entirety and, along with the other Holders, enter into this Agreement, pursuant to which the Company shall grant the Holders certain registration rights relating to certain securities of the Company, as set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.            DEFINITIONS. The following capitalized terms used herein have the following meanings:

“Affiliate” means, with respect to any specified Person, any Person that, directly or indirectly through one or more entities, controls or is controlled by, or is under common control with, such specified Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by Contract or otherwise.

“Agreement” means this Agreement, as amended, restated, supplemented, or otherwise modified from time to time.

“Anchor Investors” means The Obsidian Master Fund, BlackRock Credit Alpha Master Fund L.P., HC NCBR Fund, and Riverview Group LLC, and any successors in interest thereto with respect to any Shares.

“Anchor Investor Shares” means the shares of Class A Common Stock of the Company issued to the Anchor Investors at the Closing in connection with the consummation of the Business Combination.

“Anchor Investor Shares Lock-up Period” means, with respect to the Anchor Investor Shares, the period ending on the earlier of (A) the date on which the last reported sale price of the Class A Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the Closing, (B) the date on which the Company completes a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property or (C) one year after the Closing.

“BCA” is defined in the preamble to this Agreement.

“Business Combination” means the business combination transaction contemplated by the BCA.

“Business Day” means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized to close in New York, NY.

“Class A Common Stock” means Class A common stock, par value $0.0001 per share, of the Company.

“Class B Common Stock” means (a) prior to the Closing, the Class B common stock of the Company purchased by the Sponsor prior to the consummation of the Company’s initial public offering, and (b) following the Closing, Class B common stock, par value $0.0001 per share, of the Company.

“Closing” shall have the meaning given in the BCA.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means Class A Common Stock and Class B Common Stock of the Company, along with any equity securities paid as dividends or distributions after the Closing with respect to such shares or into which such shares are exchanged or converted after the Closing.

“Company” is defined in the preamble to this Agreement.

“Demand Registration” is defined in Section 3.2.1.

“Demanding Holder” is defined in Section 3.2.1.

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“Effective Date” is defined in the preamble to this Agreement.

“Effectiveness Date” means, with respect to the Initial Registration Statement, the 90th calendar day following the Filing Date (or in the event the Initial Registration Statement receives a “full review” by the Commission, the 120th day following the Filing Date) and with respect to any additional Registration Statements which may be required pursuant to Sections 3.2 and 3.3, the 90th calendar day following the date on which an additional Registration Statement is required to be filed hereunder; provided, however, that in the event the Company is notified by the Commission that one or more of the above Registration Statements will not be reviewed or is no longer subject to further review and comments, the Effectiveness Date as to such Registration Statement shall be the fifth Business Day following the date on which the Company is so notified if such date precedes the dates otherwise required above; provided, further, that, if the Effectiveness Date falls on a Saturday or Sunday or any other day which shall be a legal holiday or a day on which the Commission is authorized or required by law or other government actions to close, the Effectiveness Date shall be the following Business Day.

“Effectiveness Period” shall have the meaning set forth in Section 3.1.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

“Filing Date” means, with respect to the Initial Registration Statement required hereunder, the 45th calendar day following the date hereof; provided, however, that, if the Filing Date falls on a Saturday or Sunday or any other day which shall be a legal holiday or a day on which the Commission is authorized or required by law or other government actions to close, the Filing Date shall be the following Business Day.

“Form S-3” is defined in Section 3.4.

“Founder Shares” means the shares of Class A Common Stock of the Company into which the Class B Common Stock of the Company prior to the Closing has converted in connection with the Business Combination, held by the Initial Holders as of the Effective Date of this Agreement.

“Founder Shares Lock-up Period” means, with respect to the Founder Shares held by the Initial Holders other than the Anchor Investors immediately following the Closing (A) first, for 50% of the Shares, the period ending one year following the Closing, and (B) second, for the remaining 50% of the Shares, the period ending two years following the Closing.

“Holder” is defined in the preamble to this Agreement.

“Indemnified Party” is defined in Section 5.3.

“Indemnifying Party” is defined in Section 5.3.

“Initial Holders” means the initial holders of Founders Shares following the Closing, including the Sponsor, David T. Hamamoto, Keith Feldman, Judith A. Hannaway, Jonathan A. Langer, Charles W. Schoenherr and Michael J. Bayles and The Obsidian Master Fund, BlackRock Credit Alpha Master Fund L.P., HC NCBR Fund, Riverview Group LLC, and any successors in interest thereto with respect to any Founder Shares.

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“Initial Registration Statement” means the Registration Statement required to be filed pursuant to Section 3.1.

“Holder Indemnified Party” is defined in Section 5.1.

“Locked-up Holders” means the Initial Holders and the Nieri Parties.

“Lock-up Period” is defined in Section 2.1.

“Maximum Number of Shares” is defined in Section 3.2.4.

“Merger Shares” means the Class A Common Stock and Class B Common Stock of the Company issued or issuable to the Holders pursuant to the terms of the BCA.

“Merger Sub” is defined in the preamble to this Agreement.

“Nieri Parties” means Michael Nieri, the PWN Trust 2018 dated 7/17/2018, the MEN Trust 2018 dated 7/17/2018, and the PMN Trust 2018 dated 7/17/2018 and any successors in interest thereto with respect to any Shares.

“Nieri Shares Lock-up Period” means, with respect to the Shares held by the Nieri Parties immediately following the Closing (A) first, for 50% of the Shares, the period ending one year following the Closing, and (B) second, for the remaining 50% of the Shares, the period ending two years following the Closing.

“Notices” is defined in Section 7.3.

“Permitted Transferees” is defined in Section 2.2.

“Person” means an individual, corporation, limited liability company, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Piggy-Back Registration” is defined in Section 3.3.1.

“Private Placement Warrants” means each one warrant of the Company entitling the holder thereof to purchase one share of Class A Common Stock in accordance with terms described in the final prospectus for the Company’s initial public offering with respect to the private warrants of the Company.

“Private Placement Lock-up Period” means, with respect to Private Placement Warrants that are held by the initial purchasers of such Private Placement Warrants or their Permitted Transferees, and any shares of Common Stock issued or issuable upon the exercise or conversion of the Private Placement Warrants and that are held by the initial purchasers of the Private Placement Warrants or their Permitted Transferees, the period ending 30 days after the Closing.

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“Pro Rata” is defined in Section 3.1.2.

“Prohibited Transfer” is defined in Section 2.1.

“Register,” “Registered”, and “Registration” mean a registration effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registrable Securities” means (i) the Shares and any Common Stock held by the Holders and Initial Holders immediately following the closing of the Business Combination, (ii) the Private Placement Warrants and any Common Stock issued or issuable upon the exercise of any such Private Placement Warrants, and (iii) any warrants, shares of capital stock or other securities of the Company acquired by a Holder after the Closing, or issued as a dividend or other distribution with respect to or in exchange for or in replacement of any of the foregoing securities. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when: (a) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of, or exchanged in accordance with such Registration Statement; (b) such securities shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of them shall not require registration under the Securities Act; (c) such securities shall have ceased to be outstanding; or (d) the Registrable Securities are freely saleable under Rule 144 promulgated under the Securities Act (or any successor rule then in effect) without volume or manner-of-sale limitations.

“Registration Statement” means a registration statement filed by the Company with the Commission in compliance with the Securities Act and the rules and regulations promulgated thereunder for a public offering and sale of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities (other than a registration statement on Form S-4 or Form S-8, or their successors, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another entity).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

“SEC Guidance” means (i) any publicly-available written guidance, or rule of general applicability of the Commission staff, or (ii) written comments, requirements or requests of the Commission staff to the Company in connection with the review of the Registration Statement.

“Shares” means the Merger Shares and the Founder Shares, along with any equity securities paid as dividends or distributions after the Closing with respect to such shares or into which such shares are exchanged or converted after the Closing.

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“Shelf Registration” shall mean a registration of securities pursuant to a registration statement filed with the Commission in accordance with and pursuant to Rule 415 promulgated under the Securities Act (or any successor rule then in effect).

“Sponsor” means DHP SPAC-II Sponsor LLC.

“Subsequent Shelf Registration Statement” shall have the meaning given in Section 3.1.2.

“Third Party Purchaser” means any Person who, immediately prior to the contemplated transaction, does not directly or indirectly own or have the right to acquire any outstanding Common Stock.

“Underwriter” means, solely for the purposes of this Agreement, a securities dealer who purchases any Registrable Securities as principal in an Underwritten Offering and not as part of such dealer’s market-making activities.

“Underwritten Offering” means a Registration in which securities of the Company are sold to an Underwriter in a firm commitment underwriting for distribution to the public.

2.            LOCKUP.

2.1          General Restrictions on Transfers. Except as permitted by Section 2.2, none of the Locked-up Holders shall (i) lend, offer, pledge, hypothecate, encumber, donate, assign, sell, contract to sell, sell any option, or contract to purchase, purchase any option, or contract to sell, grant any option, right, or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Shares, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Shares, or (iii) publicly disclose the intention to do any of the foregoing, whether any such transaction described in clauses (i), (ii), or (iii) above is to be settled by delivery of Shares or other securities, in cash or otherwise (any of the foregoing described in clauses (i), (ii), or (iii), a “Prohibited Transfer”), prior to the expiration of the Founder Shares Lock-up Period, the Nieri Shares Lock-up Period, the Private Placement Lock-up Period, or the Anchor Investor Shares Lock-up Period (each, a “Lock-up Period”) applicable to such Locked-up Holder.

2.2          Permitted Transfers.

2.2.1            Permitted Transferees. The provisions of Section 2.1 shall not apply to the transfer of any or all of the Shares (I) to any Permitted Transferee, (II) by virtue of laws of descent and distribution upon the death of an individual and (III) pursuant to a court order or settlement agreement related to the distribution of assets in connection with the dissolution of marriage or civil union; provided, however, that in either of cases (I), (II) or (III), it shall be a condition to such transfer that such transfer complies with the Securities Act and other applicable law, and that the transferee executes and delivers to the Company an agreement stating that the transferee is receiving and holding the Shares subject to the provisions of this Agreement applicable to the Locked-up Holder, and there shall be no further transfer of such Shares except in accordance with this Agreement. As used in this Agreement, the term “Permitted Transferee” shall mean: (1) the members of the Locked-up Holder’s immediate family (for purposes of this Agreement, “immediate family” shall mean with respect to any natural person, any of the following: such person’s spouse or domestic partner, the siblings of such person, and the direct descendants and ascendants (including adopted and step children and parents) of such person), (2) any trust solely for the direct or indirect benefit of the Locked-up Holder or the immediate family of the Locked-up Holder, (3) if the Locked-up Holder is a trust, to the trustor or beneficiary of such trust or to the estate of a beneficiary of such trust, (4) if the Locked-up Holder is an entity, officers, directors, general partners, limited partners, members, or stockholders of such entity that receive such transfer as a distribution, or related investment funds or vehicles controlled or managed by such persons or their respective Affiliates, (5) any Affiliate of the Locked-up Holder; provided, however, that, during an applicable Lock-Up Period, the Nieri Parties shall not transfer Registrable Securities to an Affiliate without the prior written consent of the Sponsor, or (6) any other Locked-Up Holder. The Locked-up Holder further agrees to execute such agreements as may be reasonably requested by the Company that are consistent with the foregoing or that are necessary to give further effect thereto.

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2.2.2            Change of Control. The provisions of Section 2.1 shall not apply to any transfer by any Locked-up Holder pursuant to a merger, stock sale, consolidation or other business combination of the Company with a Third Party Purchaser approved by the board of directors of the Company that results in a change in control of the Company.

2.3          Miscellaneous Provisions Relating to Transfers.

2.3.1            Legend. During the applicable Lock-up Period, each certificate evidencing any Shares shall be stamped or otherwise imprinted with a legend in substantially the following form, in addition to any other applicable legends:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN A REGISTRATION RIGHTS AND LOCK UP AGREEMENT, DATED AS OF [●], 2022, BY AND AMONG UNITED HOMES GROUP, INC. (THE “ISSUER”) AND THE ISSUER’S SECURITYHOLDERS NAMED THEREIN, AS AMENDED. NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH AGREEMENT. A COPY OF SUCH REGISTRATION RIGHTS AND LOCK UP AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

2.3.1            Prior Notice. Prior to the transfer of any Common Stock permitted by Section 2.2, the Holder of such Common Stock shall give the Company at least three (3) Business Days’ prior notice of such permitted transfer, other than in the case of transfers upon the death of an individual. Prior to the consummation of any such permitted transfer, or prior to any transfer pursuant to which rights and obligations of the transferor under this Agreement are assigned in accordance with the terms of this Agreement, the transferring Holder shall cause the transferee to agree to be bound by the terms and conditions of this Agreement and shall provide any documents required by the transfer agent for the Common Stock to consummate such transfer. Upon any transfer by any Holder of any of its Common Stock, in accordance with the terms of this Agreement and which is made in conjunction with the assignment of such Holder’s rights and obligations hereunder, the transferee thereof shall be substituted for, and shall assume all the rights and obligations under this Agreement, of the transferor thereof.

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2.3.2            Compliance with Laws. Notwithstanding any other provision of this Agreement, each Holder agrees that it will not, directly or indirectly, transfer any of its Common Stock except as permitted under the Securities Act and other applicable federal or state securities laws.

2.3.2            Null and Void. If any Prohibited Transfer is made or attempted contrary to the provisions of this Agreement, such purported Prohibited Transfer shall be null and void ab initio, and the Company shall refuse to recognize any such purported transferee of the Shares as one of its equity holders for any purpose, and shall refuse to record any such purported Prohibited Transfer of the Shares in the books of the Company. In order to enforce Section 2.1, the Company may impose stop-transfer instructions with respect to the Shares of the Locked-up Holder (and Permitted Transferees and assigns thereof) until the end of the applicable Lock-up Period.

2.3.3            Stockholder Rights. For the avoidance of any doubt, the Locked-up Holder shall retain all of its rights as a stockholder of the Company during the applicable Lock-up Period, including the right to vote any Shares.

2.3.4            Early Release of Lock-Up Restrictions. The foregoing notwithstanding, to the extent any Locked-up Holder is granted a release or waiver from the restrictions contained in Section 2.1 prior to the expiration of the applicable Lock-up Period, then all Subject Parties shall be automatically granted a release or waiver from the restrictions contained in this Section 2.1 to the same extent, on substantially the same terms as and on a pro rata basis with, the Locked-up Holder to which such release or waiver is granted.

3.            REGISTRATION RIGHTS.

3.1          Shelf Registration.

3.1.1            Initial Filing. As soon as practicable following the Closing, but no later than the Filing Date, the Company shall prepare and file with the Commission a Registration Statement for Shelf Registration on Form S-1 covering the resale of all of the Registrable Securities that are not then registered on an effective Registration Statement for an offering to be made on a delayed or continuous basis pursuant to Rule 415 of the Securities Act. Subject to the terms of this Agreement, the Company shall use its commercially reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as practicable after the filing thereof, but in any event prior to the applicable Effectiveness Date, and shall use its commercially reasonable efforts to keep such Registration Statement continuously effective under the Securities Act until all Registrable Securities covered by such Registration Statement have been sold, or may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 promulgated under the Securities Act, without the requirement for the Company to be in compliance with the current public information requirement under Rule 144 promulgated under the Securities Act, as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the transfer agent and the affected Holders (the “Effectiveness Period”). The Company shall telephonically request effectiveness of the Registration Statement as of 5:00 p.m. New York City time on a Business Day. The Company shall promptly notify the Holders by e-mail of the effectiveness of the Registration Statement on the same Business Day that the Company telephonically confirms effectiveness with the Commission. The Company shall, no later than the second Business Day after the effective date of such Registration Statement, file a final Prospectus with the Commission as required by Rule 424 of the Securities Act.

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3.1.2            Subsequent Shelf Registration. If any Shelf Registration Statement ceases to be effective under the Securities Act for any reason at any time while Registrable Securities are still outstanding, the Company shall use its commercially reasonable efforts to, as promptly as is reasonably practicable, cause such Shelf Registration Statement to again become effective under the Securities Act (including using its commercially reasonable efforts to obtain the prompt withdrawal of any order suspending the effectiveness of such Shelf Registration Statement), and shall use its commercially reasonable efforts to as promptly as is reasonably practicable amend such Shelf Registration Statement in a manner reasonably expected to result in the withdrawal of any order suspending the effectiveness of such Shelf Registration Statement or file an additional registration statement as a Shelf Registration (a “Subsequent Shelf Registration Statement”) registering the resale of all Registrable Securities (determined as of two (2) business days prior to such filing). If a Subsequent Shelf Registration Statement is filed, the Company shall use its commercially reasonable efforts to (i) cause such Subsequent Shelf Registration Statement to become effective under the Securities Act as promptly as is reasonably practicable after the filing thereof and (ii) keep such Subsequent Shelf Registration Statement continuously effective, available for use to permit the Holders named therein to sell their Registrable Securities included therein, and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities. Any such Subsequent Shelf Registration shall be on Form S-3 to the extent that the Company is eligible to use such form. Otherwise, such Subsequent Shelf Registration shall be on another appropriate form. In the event that any Holder holds Registrable Securities that are not registered for resale on a delayed or continuous basis, the Company, upon request of a Holder, shall promptly use its commercially reasonable efforts to cause the resale of such Registrable Securities to be covered by either, at the Company’s option, any available Shelf Registration Statement (including by means of a post-effective amendment) or by filing a Subsequent Shelf Registration Statement and causing the same to become effective as soon as practicable after such filing and such Shelf Registration Statement or Subsequent Shelf Registration Statement shall be subject to the terms hereof; provided, however, the Company shall only be required to cause such additional Registrable Securities to be so covered once annually after inquiry of the Holders.

3.1.3            Commission Cutback. Notwithstanding any other provision of this Agreement, if any SEC Guidance sets forth a limitation on the number of Registrable Securities permitted to be registered on a particular Registration Statement (and notwithstanding that the Company used diligent efforts to advocate with the Commission for the registration of all or a greater portion of Registrable Securities), the number of Registrable Securities to be registered shall be reduced on a on a pro rata basis based on the total number of Registrable Securities held by such Holders (such proportion is referred to herein as “Pro Rata”). In the event of a reduction hereunder, the Company shall give the Holder, as applicable, at least five (5) Business Days prior written notice along with the calculations as to such Holder’s allotment. Promptly after such SEC Guidance is no longer applicable with respect to some or all of the remaining unregistered Registrable Securities, the Company shall file an additional Registration Statement in accordance with this Section 3 with respect to such shares.

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3.1.3            Selling Stockholder Questionnaire. Each Holder agrees to furnish to the Company a completed Selling Stockholder Questionnaire, in the form set forth as Exhibit B hereto, within five (5) Business Days following the date of this Agreement. Each Holder further acknowledges and agrees that it shall not be entitled to be named as a selling security holder in the Registration Statement or use the Prospectus for offers and resales of Registrable Securities at any time unless such Holder has returned to the Company a completed and signed Selling Stockholder Questionnaire. If a Holder of Registrable Securities returns a Selling Stockholder Questionnaire after the deadline specified in the previous sentence, the Company shall use its commercially reasonable efforts to take such actions as are required to name such Holder as a selling security holder in the Registration Statement or any pre-effective or post-effective amendment thereto and to include (to the extent not theretofore included) in the Registration Statement the Registrable Securities identified in such late Selling Stockholder Questionnaire; provided that the Company shall not be required to file an additional Registration Statement solely for such shares.

3.2          Demand Registration.

3.2.1            Request for Registration. At any time and from time to time on or after the date of this Agreement, the Holders of ten percent (10%) of the Registrable Securities may make a written demand for registration under the Securities Act of all or part of their Registrable Securities, as the case may be (a “Demand Registration”). Any demand for a Demand Registration shall specify the number of shares of Registrable Securities proposed to be sold and the intended method(s) of distribution thereof. The Company will within ten (10) days of the Company’s receipt of the Demand Registration notify, in writing, all other Holders of Registrable Securities of the demand, and each Holder of Registrable Securities who wishes to include all or a portion of such Holder’s Registrable Securities in the Demand Registration (each such Holder including shares of Registrable Securities in such Demand Registration, a “Demanding Holder”) shall so notify the Company, in writing, within ten (10) days after the receipt by the Holder of the notice from the Company. Upon receipt by the Company of any such notice from a Demanding Holder(s), the Demanding Holder(s) shall be entitled to have their Registrable Securities included in the Demand Registration, and the Company shall effect, as soon as reasonably practicable thereafter, but not more than forty five (45) days after the Company’s receipt of the Demand Registration, the Registration of all Registrable Securities requested by the Demanding Holders pursuant to the Demand Registration, subject to Section 3.2.4 and the provisos set forth in Section 4.1.1. The Company shall not be obligated to effect more than an aggregate of four (4) Demand Registrations under this Section 3.2.1 in respect of all Registrable Securities; provided that the Initial Holders shall have the right to demand at least one (1) of such four (4) Demand Registrations.

3.2.2            Effective Registration. Notwithstanding the provisions of Section 3.2.1 above, a Registration pursuant to a Demand Registration will not count as a Demand Registration unless and until (i) the Registration Statement filed with the Commission with respect to such Demand Registration has been declared effective and (ii) the Company has complied with all of its obligations under this Agreement with respect thereto and (iii) all of the Registrable Securities requested by the Demanding Holders to be registered on behalf of the Demanding Holders in such Form S-1 Registration have been sold, in accordance with Section 4.1 of this Agreement; provided, however, that the Company shall not be obligated to file a another Registration Statement until the Registration Statement that has been previously filed with respect to a Registration pursuant to a Demand Registration becomes effective or is subsequently terminated.

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3.2.3            Underwritten Offering. If a majority-in-interest of the Demanding Holders so advise the Company as part of their written demand for a Demand Registration that the offering of the Registrable Securities pursuant to such Demand Registration shall be in the form of an Underwritten Offering, then the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of an Underwritten Offering. In such event, the right of any Demanding Holder to include its Registrable Securities in such registration shall be conditioned upon such Demanding Holder’s participation in such Underwritten Offering and the inclusion of such Demanding Holder’s Registrable Securities in such Underwritten Offering to the extent provided herein. All Demanding Holders proposing to distribute their Registrable Securities through such Underwritten Offering pursuant to this Section 3.2.3 shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected for such Underwritten Offering by a majority-in-interest of the Demanding Holders participating in the Demand Registration.

3.2.4            Reduction of Offering. If the managing Underwriter or Underwriters for a Demand Registration that is to be an Underwritten Offering, in good faith, advises the Company and the Demanding Holders in writing that the dollar amount or number of shares of Registrable Securities which the Demanding Holders desire to sell, taken together with all other Common Stock or other securities which the Company desires to sell and the Common Stock, if any, as to which Registration has been requested pursuant to written contractual piggy-back registration rights held by other stockholders of the Company who desire to sell, exceeds the maximum dollar amount or maximum number of shares that can be sold in such Underwritten Offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such Underwritten Offering (such maximum dollar amount or maximum number of shares, as applicable, the “Maximum Number of Shares” ), then the Company shall include in such Demand Registration: (i) first, the Registrable Securities as to which Demand Registration has been requested by the Demanding Holders (Pro Rata in accordance with the number of shares that each such Demanding Holder has requested be included in such Registration, regardless of the number of shares held by each such Demanding Holder) that can be sold without exceeding the Maximum Number of Shares; (ii) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (i), the Registrable Securities of Holders exercising their rights to register their Registrable Securities that can be sold without exceeding the Maximum Number of Shares; and (iii) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (i) and (ii), Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares.

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3.2.5            Withdrawal. A majority-in-interest of the Demanding Holders shall have the right to withdraw from a Registration pursuant to a Demand Registration for any or no reason whatsoever by giving written notice to the Company and the Underwriter or Underwriters of their intention to withdraw from such Registration prior to the effectiveness of the Registration Statement filed with the Commission with respect to such Demand Registration. If the majority-in-interest of the Demanding Holders withdraws from a proposed Underwritten Offering relating to a Demand Registration, then such registration shall not count as a Demand Registration provided for in Section 3.2. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for all fees and expenses incurred in connection with a Registration pursuant to a Demand Registration prior to its withdrawal under this Section 3.2.5.

3.3          Piggy-Back Registration.

3.3.1       Piggy-Back Rights. If at any time on or after the date of this Agreement the Company proposes to file a Registration Statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities, by the Company for its own account or for stockholders of the Company for their account (or by the Company and by stockholders of the Company including, without limitation, pursuant to Section 3.2), other than a Registration Statement (i) filed in connection with any employee stock option or other benefit plan, (ii) for an exchange offer or offering of securities solely to the Company’s existing stockholders, (iii) for an offering of debt that is convertible into equity securities of the Company, (iv) filed on Form S-4 or (v) for a dividend reinvestment plan, then the Company shall (x) give written notice of such proposed filing to the Holders of Registrable Securities as soon as practicable but in no event less than twenty (20) days before the anticipated filing date, which notice shall describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, of the offering, and (y) offer to the Holders of Registrable Securities in such notice the opportunity to register the sale of such number of shares of Registrable Securities as such Holders may request in writing within ten (10) days following receipt of such notice (a “Piggy-Back Registration” ). The Company shall, in good faith, cause such Registrable Securities to be included in such Registration and shall use its best efforts to cause the managing Underwriter or Underwriters of a proposed Underwritten Offering to permit the Registrable Securities requested to be included in a Piggy-Back Registration on the same terms and conditions as any similar securities of the Company and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. All Holders of Registrable Securities proposing to distribute their securities through a Piggy-Back Registration that involves an Underwriter or Underwriters shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected by the Company for such Piggy-Back Registration.

3.3.2       Reduction of Offering. If the managing Underwriter or Underwriters for a Piggy-Back Registration that is to be an Underwritten Offering advises the Company and the Holders of Registrable Securities in writing that the dollar amount or number of Common Stock which the Company desires to sell, taken together with the Common Stock, if any, as to which Registration has been demanded pursuant to written contractual arrangements with persons other than the Holders of Registrable Securities hereunder, the Registrable Securities as to which Registration has been requested under this Section 3.3, and the Common Stock, if any, as to which Registration has been requested pursuant to the terms hereof exceeds the Maximum Number of Shares, then the Company shall include in any such Registration:

a)            If the Registration is undertaken for the Company’s account: (A) first, the Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; and (B) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (A), the Common Stock or other securities, if any, comprised of Registrable Securities as to which Registration has been requested pursuant to the terms hereof, Pro Rata, that can be sold without exceeding the Maximum Number of Shares; and (C) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A) and (B), the Common Stock or other securities for the account of other persons that the Company is obligated to register pursuant to written contractual piggy-back registration rights with such persons and that can be sold without exceeding the Maximum Number of Shares;

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b)            If the Registration is a “demand” registration undertaken at the demand of persons other than the Holders of Registrable Securities, (A) first, the Common Stock or other securities for the account of the demanding persons that can be sold without exceeding the Maximum Number of Shares; (B) second, to the extent that the Maximum Number of Shares has not been reached under the foregoing clause (A), the Common Stock or other securities comprised of Registrable Securities, Pro Rata, as to which registration has been requested pursuant to the terms hereof, that can be sold without exceeding the Maximum Number of Shares; and (C) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A) and (B), the Common Stock or other securities that the Company desires to sell that can be sold without exceeding the Maximum Number of Shares; and (D) fourth, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A), (B) and (C), the Common Stock or other securities for the account of other persons that the Company is obligated to register pursuant to written contractual arrangements with such persons, that can be sold without exceeding the Maximum Number of Shares.

3.3.3            Withdrawal. Any Holder of Registrable Securities shall have the right to withdraw, for any reason or for no reason whatsoever, such Holder’s request for inclusion of Registrable Securities in any Piggy-Back Registration by giving written notice to the Company of their intention to withdraw from such Piggy-Back Registration prior to the effectiveness of the Registration Statement filed with the Commission with respect to such Piggy-Back Registration. The Company (whether on its own good-faith determination or as the result of a withdrawal by persons making a demand pursuant to written contractual obligations) may withdraw a Registration Statement filed with the Commission with respect to a Piggy-Back Registration at any time prior to the effectiveness of such Registration Statement. Notwithstanding any such withdrawal, the Company shall pay all expenses incurred by the Holders of Registrable Securities in connection with such Piggy-Back Registration.

3.3.4            Unlimited Piggy-Back Registration Rights. For purposes of clarity, any Registration effected pursuant to Section 3.3 hereof shall not be counted as a Registration pursuant to a Demand Registration effected under Section 3.2 hereof. The Holders shall have unlimited Piggy-Back Registration Rights.

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3.4          Registrations on Form S-3. The Holders of Registrable Securities may at any time and from time to time, request in writing that the Company register the resale of any or all of such Registrable Securities on Form S-3 or any similar short-form registration which may be available at such time (“Form S-3”); provided, however, that the Company shall not be obligated to effect such request through an Underwritten Offering. Upon receipt of such written request, the Company will promptly give written notice of the proposed Registration to all other Holders of Registrable Securities, and, as soon as practicable thereafter, effect the Registration of all or such portion of such Holder’s or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities or other securities of the Company, if any, of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such Registration pursuant to this Section 3.4 if Form S-3 is not available for such offering. Registrations effected pursuant to this Section 3.4 shall not be counted as Demand Registrations effected pursuant to Section 3.2.

3.5          Block Trades; Other Coordinated Offerings.

3.5.1            Notwithstanding any other provision of this Section 3.5, at any time and from time to time when an effective Shelf Registration is on file with the Commission, if a Demanding Holder wishes to engage in (a) an underwritten registered offering (whether firm commitment or otherwise) not involving a “road show” or other substantial marketing efforts prior to pricing (commonly referred to as a “Block Trade”) or (b) an otherwise coordinated “at the market” or similar registered offering through a broker, sales agent or distribution agent, whether as agent or principal (an “Other Coordinated Offering”), in each case, with a total offering price reasonably expected to exceed, in the aggregate, either (x) $10 million or (y) all remaining Registrable Securities held by the Demanding Holder, then such Demanding Holder shall notify the Company of the Block Trade or Other Coordinated Offering at least five (5) business days prior to the day such Block Trade or Other Coordinated Offering, as applicable, is expected to commence, and the Company shall as expeditiously as possible use its commercially reasonable efforts to facilitate such Block Trade or Other Coordinated Offering; provided that the Demanding Holders representing a majority of the Registrable Securities wishing to engage in the Block Trade or Other Coordinated Offering shall use commercially reasonable efforts to work with the Company and any Underwriters, brokers, sales agents, or placement agents prior to making such request in order to facilitate preparation of the registration statement, prospectus, and other offering documentation related to the Block Trade or Other Coordinated Offering.

3.5.2            The Company may facilitate a Block Trade or Other Coordinated Offering if it determines that sufficient shares shall be traded by any Holder or Holders that would be more efficiently traded as a block trade.

3.5.3            Prior to the filing of the applicable “red herring” prospectus or prospectus supplement used in connection with a Block Trade or Other Coordinated Offering, a majority-in-interest of the Demanding Holders initiating such Block Trade or Other Coordinated Offering shall have the right to submit a notice to the Company and the Underwriter(s) if any, of their intention to withdraw from such Block Trade or Other Coordinated Offering. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with a Block Trade or Other Coordinated Offering prior to its withdrawal under this Section 3.5.3.

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3.5.4            Notwithstanding anything to the contrary in this Agreement, Section 3.3 shall not apply to a Block Trade or Other Coordinated Offering initiated by a Demanding Holder pursuant to this Section 3.5.

3.5.5            The Company shall have the right to select the Underwriters, and brokers, sale agents, or placement agents (if any) for such Block Trade or Other Coordinated Offering, in each case, which shall consist of one or more reputable nationally recognized investment bank.

3.5.6            A Holder in the aggregate may demand no more than two (2) Block Trades or Other Coordinated Offerings pursuant to this Section 3.5 in any twelve (12) month period.

4.            REGISTRATION PROCEDURES.

4.1          Filings; Information. Whenever the Company is required to effect the Registration of any Registrable Securities pursuant to Section 3, the Company shall use its best efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method(s) of distribution thereof as expeditiously as practicable, and in connection with any such request:

4.1.1            Filing Registration Statement. The Company shall prepare and file with the Commission within the time frame required by Section 3.1 and Section 3.2, to the extent applicable, a Registration Statement on any form for which the Company then qualifies or which counsel for the Company shall deem appropriate and which form shall be available for the sale of all Registrable Securities to be registered thereunder in accordance with the intended method(s) of distribution thereof, and shall use its best efforts to cause such Registration Statement to become effective and use its best efforts to keep it effective for the period required by Section 4.1.3; provided, however, that the Company shall have the right to defer any Demand Registration for up to ninety (90) days, and any Piggy-Back Registration for such period as may be applicable to deferment of any demand registration to which such Piggy-Back Registration relates, in each case if the Company shall furnish to the Holders a certificate signed by Chief Executive Officer or Chairman of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be materially detrimental to the Company and its stockholders for such Registration Statement to be effected at such time; provided further, however, that the Company shall not have the right to exercise the right set forth in this provision more than once in any 365-day period in respect of a Demand Registration hereunder.

4.1.2            Copies. The Company shall, at least five (5) days prior to filing a Registration Statement or prospectus, or any amendment or supplement thereto, furnish without charge to the Holders of Registrable Securities included in such Registration, and such Holders’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such Registration Statement (including each preliminary prospectus), and such other documents as the Holders of Registrable Securities included in such Registration or legal counsel for any such Holders may request in order to facilitate the disposition of the Registrable Securities owned by such Holders.

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4.1.3            Amendments and Supplements. The Company shall prepare and file with the Commission such amendments, including post-effective amendments, and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and in compliance with the provisions of the Securities Act until all Registrable Securities and other securities covered by such Registration Statement have been disposed of in accordance with the intended method(s) of distribution set forth in such Registration Statement or such securities have been withdrawn.

4.1.4            Notification. After the filing of a Registration Statement, the Company shall promptly, and in no event more than two (2) business days after such filing, notify the Holders of Registrable Securities included in such Registration Statement of such filing, and shall further notify such Holders promptly and confirm such advice in writing in all events within two (2) business days of the occurrence of any of the following: (i) when such Registration Statement becomes effective; (ii) when any post-effective amendment to such Registration Statement becomes effective; (iii) the issuance or threatened issuance by the Commission of any stop order (and the Company shall take all actions required to prevent the entry of such stop order or to remove it if entered); and (iv) any request by the Commission for any amendment or supplement to such Registration Statement or any prospectus relating thereto or for additional information or of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of the securities covered by such Registration Statement, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and promptly make available to the Holders of Registrable Securities included in such Registration Statement any such supplement or amendment; except that before filing with the Commission a Registration Statement or prospectus or any amendment or supplement thereto, including documents incorporated by reference, the Company shall furnish to the Holders of Registrable Securities included in such Registration Statement and to the legal counsel for any such Holders, copies of all such documents proposed to be filed sufficiently in advance of filing to provide such Holders and legal counsel with a reasonable opportunity to review such documents and comment thereon, and the Company shall not file any Registration Statement or prospectus or amendment or supplement thereto, including documents incorporated by reference, to which such Holders or their legal counsel shall object.

4.1.5            State Securities Laws Compliance. The Company shall use its best efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the Holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may request and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the Holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph or subject itself to taxation in any such jurisdiction.

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4.1.6            Agreements for Disposition. The Company shall enter into customary agreements (including, if applicable, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities. The representations, warranties, and covenants of the Company in any underwriting agreement which are made to or for the benefit of any Underwriters, to the extent applicable, shall also be made to and for the benefit of the Holders of Registrable Securities included in such registration statement. No Holder of Registrable Securities included in such registration statement shall be required to make any representations or warranties in the underwriting agreement except, if applicable, with respect to such Holder’s organization, good standing, authority, title to Registrable Securities, lack of conflict of such sale with such Holder’s material agreements and organizational documents, and with respect to written information relating to such Holder that such Holder has furnished in writing expressly for inclusion in such Registration Statement.

4.1.7            Cooperation. The principal executive officer of the Company, the principal financial officer of the Company, the principal accounting officer of the Company, and all other officers and members of the management of the Company shall cooperate fully in any offering of Registrable Securities hereunder, which cooperation shall include, without limitation, the preparation of the Registration Statement with respect to such offering and all other offering materials and related documents, and participation in meetings with Underwriters, attorneys, accountants, and potential Holders.

4.1.8            Records. The Company shall make available for inspection by the Holders of Registrable Securities included in such Registration Statement, any Underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant, or other professional retained by any Holder of Registrable Securities included in such Registration Statement or any Underwriter, all financial and other records, pertinent corporate documents, and properties of the Company, as shall be necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors, and employees to supply all information requested by any of them in connection with such Registration Statement.

4.1.9            Opinions and Comfort Letters. Upon request, the Company shall furnish to each Holder of Registrable Securities included in any Registration Statement a signed counterpart, addressed to such Holder, of (i) any opinion of counsel to the Company delivered to any Underwriter and (ii) any comfort letter from the Company’s independent public accountants delivered to any Underwriter. In the event no legal opinion is delivered to any Underwriter, the Company shall furnish to each Holder of Registrable Securities included in such Registration Statement, at any time that such Holder elects to use a prospectus, an opinion of counsel to the Company to the effect that the Registration Statement containing such prospectus has been declared effective and that no stop order is in effect.

4.1.10            Earnings Statement. The Company shall comply with all applicable rules and regulations of the Commission and the Securities Act, and make available to its stockholders, as soon as practicable, an earnings statement covering a period of twelve (12) months, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

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4.1.11            Listing. The Company shall use its best efforts to cause all Registrable Securities included in any registration to be listed on such exchanges or otherwise designated for trading in the same manner as similar securities issued by the Company are then listed or designated or, if no such similar securities are then listed or designated, in a manner satisfactory to the Holders of a majority of the Registrable Securities included in such registration.

4.1.12            Road Show. If the registration involves the registration of Registrable Securities involving gross proceeds in excess of $25 million, the Company shall use its reasonable efforts to make available senior executives of the Company to participate in customary “road show” presentations that may be reasonably requested by the Underwriter in any Underwritten Offering.

4.1.13            Transfer Agent: The Company shall provide a transfer agent and registrar for all Registrable Securities no later than the effective date of such Registration Statement.

4.2          Obligation to Suspend Distribution. Upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4.1.4(iv), or, in the case of a resale registration on Form S-3 pursuant to Section 3.3 hereof, upon any suspension by the Company, pursuant to a written insider trading compliance program adopted by the Company’s Board of Directors, of the ability of all “insiders” covered by such program to transact in the Company’s securities because of the existence of material non-public information, each Holder of Registrable Securities included in any registration shall immediately discontinue disposition of such Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Holder receives the supplemented or amended prospectus contemplated by Section 4.1.4(iv) or the restriction on the ability of “insiders” to transact in the Company’s securities is removed, as applicable, and, if so directed by the Company, each such Holder will deliver to the Company all copies, other than permanent file copies then in such Holder’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice.

4.3          Registration Expenses. The Company shall bear all costs and expenses incurred in connection with any Shelf Registration pursuant to Section 3.1, Demand Registration pursuant to Section 3.2, any Piggy-Back Registration pursuant to Section 3.3, and any registration on Form S-3 effected pursuant to Section 3.3.5, and all expenses incurred in performing or complying with its other obligations under this Agreement, whether or not the Registration Statement becomes effective, including, without limitation: (i) all registration and filing fees; (ii) fees and expenses of compliance with securities or “blue sky” laws (including fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities); (iii) printing expenses; (iv) the fees and expenses incurred in connection with the listing of the Registrable Securities as required by Section 4.1.11; (v) Financial Industry Regulatory Authority fees; (vi) fees and disbursements of counsel for the Company and fees and expenses for independent certified public accountants retained by the Company (including the expenses or costs associated with the delivery of any opinions or comfort letters requested pursuant to Section 4.1.9); and (vii) the reasonable fees and expenses of any special experts retained by the Company in connection with such registration. The Company shall have no obligation to pay (i) any underwriting discounts or selling commissions attributable to the Registrable Securities being sold by the Holders thereof, which underwriting discounts or selling commissions shall be borne by such Holders, or (ii) the fees and expenses of any legal counsel representing any Holders (other than the reasonable fees and expenses of one legal counsel selected by the majority-in-interest of the Registrable Securities requested to be registered by the Demanding Holders or the Initial Holders, as the case may be, in an Underwritten Offering, Block Trade or Other Coordinated Offering (not to exceed $75,000 for each offering without the prior written consent of the Company). Additionally, in an Underwritten Offering, all selling stockholders and the Company shall bear the incremental expenses of the Underwriter pro rata in proportion to the respective amount of shares each is selling in such offering.

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4.4            Information. The Holders of Registrable Securities shall provide such information as may reasonably be requested by the Company, or the managing Underwriter, if any, in connection with the preparation of any Registration Statement, including amendments and supplements thereto, in order to effect the registration of any Registrable Securities under the Securities Act pursuant to Section 3 and in connection with the Company’s obligation to comply with Federal and applicable state securities laws. In addition, the Holders of Registrable Securities shall comply with all prospectus delivery requirements under the Securities Act and applicable SEC regulations.

4.5            Legend Removal Obligations. In connection with the written request of any Holder, the Company shall remove any restrictive legend included on the certificates (or, in the case of book-entry shares, any other instrument or record) representing such Holder’s or Permitted Transferee’s ownership of Registrable Securities, and promptly issue a certificate (or evidence of the issuance of securities in book-entry form) without such restrictive legend or any other restrictive legend to the Holder of the applicable shares of Registrable Securities upon which it is stamped, if (i) such Registrable Securities are registered for resale under the Securities Act and such Registration Statement for such Registrable Securities has not been suspended under the Securities Act, the Exchange Act or the rules and regulations of the Commission promulgated thereunder, (ii) such Registrable Securities are sold or transferred pursuant to Rule 144 promulgated under the Securities Act, or (iii) such Registrable Securities are eligible for sale pursuant to Section 4(a)(1) of the Securities Act or Rule 144 without volume or manner-of-sale restrictions. Following the earlier of (A) the effective date of a Registration Statement registering such Registrable Securities or (B) Rule 144 becoming available for the resale of such Registrable Securities without volume or manner-of-sale restrictions, the Company upon the written request of the Holder or its Permitted Transferee, shall instruct the Company’s transfer agent to remove the legend from such Registrable Securities (in whatever form) and shall cause the Company’s counsel to issue any legend removal opinion required by the transfer agent. Any reasonable and documented fees (with respect to the transfer agent, the Company’s counsel, or otherwise) associated with the removal of such legend shall be borne by the Company. If a legend is no longer required pursuant to the foregoing, the Company will, as soon as practicable following the delivery by any Holder or its Permitted Transferee to the Company or the transfer agent (with notice to the Company) of a legended certificate (if applicable) representing such Registrable Securities and, to the extent such sale is not pursuant to an effective registration statement, such other documentation as reasonably requested by the Company, deliver or cause to be delivered to the Holder of such Registrable Securities a certificate representing such Registrable Securities (or evidence of the issuance of such Registrable Securities in book-entry form) that is free from all restrictive legends; provided that, notwithstanding the foregoing, the Company will not be required to deliver any opinion, authorization, certificate, or direction to remove the restrictive legend pursuant to this Section 4.5 if (x) removal of the legend would result in or facilitate transfer of securities in violation of applicable law or (y) following receipt of instruction from the Company, the transfer agent refuses to remove the legend.

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4.6            Reporting Obligations. As long as any Holder shall own Registrable Securities, the Company, at all times while it shall be a reporting company under the Exchange Act, covenants to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Sections 13(a) or 15(d) of the Exchange Act and to promptly furnish the Holders with true and complete copies of all such filings; provided that any documents publicly filed or furnished with the Commission pursuant to EDGAR shall be deemed to have been furnished or delivered to the Holders pursuant to this Section 4.6. The Company further covenants that it shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell shares of Common Stock held by such Holder without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act (or any successor rule then in effect). Upon the request of any Holder, the Company shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.

5.            INDEMNIFICATION AND CONTRIBUTION.

5.1          Indemnification by the Company. The Company agrees to indemnify and hold harmless each Holder of Registrable Securities, and each of their respective officers, employees, Affiliates, directors, partners, members, attorneys, and agents, and each person, if any, who controls a Holder of Registrable Securities (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) (each, an “Holder Indemnified Party” ), from and against any expenses, losses, judgments, claims, damages, or liabilities, whether joint or several, arising out of or based upon any untrue statement (or allegedly untrue statement) of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arising out of or based upon any omission (or alleged omission) to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or any rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration; and the Company shall promptly reimburse the Holder Indemnified Party for any legal and any other expenses reasonably incurred by such Holder Indemnified Party in connection with investigating and defending any such expense, loss, judgment, claim, damage, liability, or action; provided, however, that the Company will not be liable in any such case to the extent that any such expense, loss, claim, damage, or liability arises out of or is based upon any untrue statement or allegedly untrue statement or omission or alleged omission made in such Registration Statement, preliminary prospectus, final prospectus, or summary prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, by such selling Holder expressly for use therein. The Company also shall indemnify any Underwriter of the Registrable Securities, their officers, Affiliates, directors, partners, members, and agents and each person who controls such Underwriter on substantially the same basis as that of the indemnification provided above in this Section 5.1.

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5.2          Indemnification by Holders of Registrable Securities. Each selling Holder will, in the event that any Registration is being effected under the Securities Act pursuant to this Agreement of any Registrable Securities held by such selling Holder, indemnify and hold harmless the Company, each of its directors and officers and each Underwriter (if any), and each other selling Holder and each other person, if any, who controls another selling Holder or such Underwriter within the meaning of the Securities Act, against any losses, claims, judgments, damages, or liabilities, whether joint or several, insofar as such losses, claims, judgments, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or allegedly untrue statement of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary prospectus, final prospectus, or summary prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or the alleged omission to state a material fact required to be stated therein or necessary to make the statement therein not misleading, if the statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by such selling Holder expressly for use therein, and shall reimburse the Company, its directors and officers, and each other selling Holder or controlling person for any legal or other expenses reasonably incurred by any of them in connection with investigation or defending any such loss, claim, damage, liability, or action. Each selling Holder’s indemnification obligations hereunder shall be several and not joint and shall be limited to the amount of any net proceeds actually received by such selling Holder.

5.3          Conduct of Indemnification Proceedings. Promptly after receipt by any person of any notice of any loss, claim, damage, or liability or any action in respect of which indemnity may be sought pursuant to Section 5.1 or 5.2, such person (the “Indemnified Party”) shall, if a claim in respect thereof is to be made against any other person for indemnification hereunder, notify such other person (the “Indemnifying Party” ) in writing of the loss, claim, judgment, damage, liability, or action; provided, however, that the failure by the Indemnified Party to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which the Indemnifying Party may have to such Indemnified Party hereunder, except and solely to the extent the Indemnifying Party is actually prejudiced by such failure. If the Indemnified Party is seeking indemnification with respect to any claim or action brought against the Indemnified Party, then the Indemnifying Party shall be entitled to participate in such claim or action, and, to the extent that it wishes, jointly with all other Indemnifying Parties, to assume control of the defense thereof with counsel satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume control of the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that in any action in which both the Indemnified Party and the Indemnifying Party are named as defendants, the Indemnified Party shall have the right to employ separate counsel (but no more than one such separate counsel) to represent the Indemnified Party and its controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Party against the Indemnifying Party, with the fees and expenses of such counsel to be paid by such Indemnifying Party if, based upon the written opinion of counsel of such Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, consent to entry of judgment or effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such judgment or settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding.

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5.4          Contribution.

5.4.1            If the indemnification provided for in the foregoing Sections 5.1, 5.2, and 5.3 is unavailable to any Indemnified Party in respect of any loss, claim, damage, liability, or action referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage, liability, or action in such proportion as is appropriate to reflect the relative fault of the Indemnified Parties and the Indemnifying Parties in connection with the actions or omissions which resulted in such loss, claim, damage, liability, or action, as well as any other relevant equitable considerations. The relative fault of any Indemnified Party and any Indemnifying Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such Indemnified Party or such Indemnifying Party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

5.4.2            The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding Section 5.4.1.

5.4.3            The amount paid or payable by an Indemnified Party as a result of any loss, claim, damage, liability, or action referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 5.4, no Holder of Registrable Securities shall be required to contribute any amount in excess of the dollar amount of the net proceeds (after payment of any underwriting fees, discounts, commissions, or taxes) actually received by such Holder from the sale of Registrable Securities which gave rise to such contribution obligation. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

5.5            Survival. The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Party or any officer, director, or controlling person of such Indemnified Party and shall survive the transfer of securities.

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6.            RULE 144. The Company covenants that it shall file any reports required to be filed by it under the Securities Act and the Exchange Act and shall take such further action as the Holders of Registrable Securities may reasonably request, all to the extent required from time to time to enable such Holders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such Rules may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission.

7.            MISCELLANEOUS.

7.1          Other Registration Rights. The Company represents and warrants that no person, other than the Holders of the Registrable Securities, has any right to require the Company to register any shares of the Company’s capital stock for sale or to include shares of the Company’s capital stock in any registration filed by the Company for the sale of shares of capital stock for its own account or for the account of any other person, other than the Existing Agreement, which is hereby terminated. Further, the Company represents and warrants that this Agreement supersedes any other registration rights agreement or agreement with similar terms and conditions and in the event of a conflict between any such agreement or agreements and this Agreement, the terms of this Agreement shall prevail.

7.2          Assignment; No Third Party Beneficiaries.

7.2.1            This Agreement and the rights, duties, and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part.

7.2.2            Prior to the expiration of the applicable Lock-Up Period to the Registrable Securities are subject, no Holder may assign or delegate such Holder’s rights, duties or obligations under this Agreement, in whole or in part, except in connection with a transfer of Registrable Securities by such Holder to a Permitted Transferee in accordance with the terms of this Agreement; provided however, that no assignment by any Holder shall be binding upon or obligate the Company unless and until the Company shall have received (i) prior written notice of such assignment and (ii) a joinder to this Agreement executed by the assignee, in a form reasonably acceptable to the Company. Any transfer or assignment made other than as provided in this Section 7.2 shall be null and void.

7.2.3            This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and its successors and the permitted assigns of the Holders, which shall include Permitted Transferees. This Agreement is not intended to confer any rights or benefits on any persons that are not party hereto other than as expressly set forth in Article 5 and this Section 7.2.

7.3            Notices. All notices, demands, requests, consents, approvals, or other communications (collectively, “Notices” ) required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be personally served, delivered by reputable air courier service with charges prepaid, or transmitted by hand delivery, telegram, telex, or facsimile, addressed as set forth below, or to such other address as such party shall have specified most recently by written notice. Notice shall be deemed given on the date of service or transmission if personally served or transmitted by telegram, telex, or facsimile; provided, that if such service or transmission is not on a business day or is after normal business hours, then such notice shall be deemed given on the next business day. Notice otherwise sent as provided herein shall be deemed given on the next business day following timely delivery of such notice to a reputable air courier service with an order for next-day delivery.

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To the Company before the Closing:

DiamondHead Holdings Corp.

250 Park Ave., 7th Floor

New York, New York 10177

Attention:	David T. Hamamoto

Keith Feldman

Email:	hamamoto@diamondheadpartners.com;

feldman@diamondheadpartners.com

with a copy to:

Sullivan & Cromwell LLP
125 Broad Street

New York, New York 10004

Attention:	Robert Downes

Audra Cohen

E-mail:	downesr@sullcrom.com

cohena@sullcrom.com

To the Company after the Closing:

Great Southern Homes, Inc.

90 N Royal Tower Drive

Irmo, South Carolina 29063

Attention:	Tom O’Grady, Chief Administrative Officer

Steve Lenker, Executive Vice President and General Counsel

Email:	tomogrady@greatsouthernhomes.com

stevelenker@greatsouthernhomes.com

with a copy to:

Nelson Mullins Riley & Scarborough LLP

101 Constitution Avenue, NW, Suite 900

Washington, D.C., 20001

Attention:	Andrew M. Tucker

Erin Reeves McGinnis

Email:	andy.tucker@nelsonmullins.com

erin.reevesmcginnis@nelsonmullins.com

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To a Holder, to the address set forth below such Holder’s name on Exhibit A hereto.

7.4            Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible that is valid and enforceable.

7.5            Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

7.6            Entire Agreement. This Agreement (including all agreements entered into pursuant hereto and all certificates and instruments delivered pursuant hereto and thereto) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, representations, understandings, negotiations, and discussions between the parties, whether oral or written, including, but not limited to, the Existing Agreement.

7.7            Modifications and Amendments. No amendment, modification, or termination of this Agreement shall be binding upon the Company unless executed in writing by the Company. No amendment or modification of this Agreement shall be binding upon the Holders of the Registrable Securities unless executed in writing by the Holders of a majority of the Registrable Securities; provided, however, that (i) so long as the Initial Holders in the aggregate hold at least five percent of the outstanding shares of Common Stock of the Company, any amendment, modification or waiver under this Agreement shall require the prior written consent of the Sponsor and (ii) in the event any such amendment or modification would be adverse in any material respect to the material rights or obligations hereunder of a Holder of the Registrable Securities, the written consent of such Holder will also be required.

7.8            Titles and Headings. Titles and headings of sections of this Agreement are for convenience only and shall not affect the construction of any provision of this Agreement.

7.9            Waivers and Extensions. Any party to this Agreement may waive any right, breach, or default which such party has the right to waive; provided that such waiver will not be effective against the waiving party unless it is in writing, is signed by such party, and specifically refers to this Agreement. Waivers may be made in advance or after the right waived has arisen or the breach or default waived has occurred. Any waiver may be conditional. No waiver of any breach of any agreement or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof nor of any other agreement or provision herein contained. No waiver or extension of time for performance of any obligations or acts shall be deemed a waiver or extension of the time for performance of any other obligations or acts.

7.10          Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than those of the State of Delaware. Each party hereto hereby irrevocably consents to the exclusive jurisdiction of the courts of the State of Delaware and the United States District Court therein in connection with any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement.

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7.11            Waiver of Trial by Jury. Each party hereby irrevocably and unconditionally waives the right to a trial by jury in any action, suit, counterclaim, or other proceeding (whether based on contract, tort, or otherwise) arising out of, connected with, or relating to this Agreement, the transactions contemplated hereby, or the actions of the Holder in the negotiation, administration, performance, or enforcement hereof.

7.12            Termination of Existing Agreement. The Existing Agreement is hereby terminated in its entirety and shall be null and void and of no further force or effect, without any action or notice on the part of the parties hereto.

7.13            Term. This Agreement shall terminate upon the earlier of (i) the tenth anniversary of the date of this Agreement or (ii) the date as of which (A) all of the Registrable Securities have been sold pursuant to a Registration Statement (but in no event prior to the applicable period referred to in Section 4(a)(3) of the Securities Act and Rule 174 thereunder (or any successor rule promulgated thereafter by the Commission)) or (B) the Holders of all Registrable Securities are permitted to sell the Registrable Securities under Rule 144 (or any similar provision) under the Securities Act without limitation on the amount of securities sold or the manner of sale. The provisions of Section 4.6 and Article V shall survive any termination.

7.14            Holder Information. Each Holder agrees, if requested by the Company in writing, to represent to the Company the total number of Registrable Securities held by such Holder in order for the Company to make determinations hereunder.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties have caused this Amended and Restated Registration Rights and Lockup Agreement to be executed and delivered by their duly authorized representatives as of the date first written above.

COMPANY:

UNITED HOMES GROUP, INC.

By:
Name:
Title:

HOLDERS:

[_______________________]